Exhibit 23.2




                               CINDY SHY, P.C.
______________________________________________________________________________

                        A PROFESSIONAL LAW CORPORATION




                              CONSENT OF COUNSEL

      The undersigned hereby consents to the reference to the firm of Cindy Shy, P.C., under the caption "Interest of named Experts and Counsel" to the registration statement on Form SB-2 of Whole Living, Inc.



                                            Cindy Shy, P.C.


                                             /s/ Cindy Shy
                                        By: ______________________
                                            Cindy Shy

















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       525 South 300 East * Salt Lake City, Utah 84111 * (801) 323-2392